                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP

          1201 THIRD AVENUE, SUITE 4800, SEATTLE, WASHINGTON 98101-3099
                 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500

                                  May 6, 2002

Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, Washington 98021


      RE: REGISTRATION STATEMENT ON FORM S-8 OF SHARES OF COMMON STOCK, WITHOUT PAR VALUE, OF QUINTON CARDIOLOGY SYSTEMS, INC. (THE "COMPANY")

Ladies and Gentlemen:

      We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to an aggregate of 5,443,877 shares of Common Stock, without par value, which may be issued as follows: (i) up to 1,217,366 shares pursuant to the 1998 Amended and Restated Equity Incentive Plan; (ii) up to 3,090,151 shares pursuant to the 2002 Stock Incentive Plan; and (iii) up to 1,136,360 shares pursuant to the 2002 Employee Stock Purchase Plan (collectively, the "Plans").

      We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

      Based upon and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Plans and the receipt of consideration therefor in accordance with the terms of the Plans, such shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                          Very truly yours,

                                          /s/ Perkins Coie LLP